Exhibit 10.1

	LOOKSMART, LTD.
STOCK OPTION AGREEMENT
I. Notice of Stock Option Grant	AMENDED AND RESTATED 1998 STOCK PLAN

Name of Optionee	Option Number:	000000
Street address	Plan:	1998
City, State, Country

Effective      you have been granted a Non-Qualified Stock Option to buy      shares of LookSmart, Ltd. (the Company) stock at $     per share.

The total option price of the shares granted is $    .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
__	On Vest Date	__	__
__	Monthly	__	__

By your signature and the Company’s signature below, you and the Company agree that these options that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement.

LookSmart, Ltd./ Title: VP	Date

Optionee	Date

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